Exhibit 10.54

April 4, 2002

Mr. Dennis Trausch
Sport Chalet, Inc.
920 Foothill Blvd.
La Canada, California 91011

Dear Dennis:

This letter will serve as an amendment to your current employment contract dated October 1, 1999.

The Agreement is hereby amended as follows:

Paragraph 2.1 (i)	“necessary or advisable to manage and conduct the business of Employer as it relates to store selection and store leasing, including facilities management.”

Paragraph 3.1	Compensation: As compensation for the services to be performed hereunder, Executive shall receive a salary in the amount of One Hundred Fifty-Five Thousand Dollars ($155,000) per annum. Payable in bi-weekly equal installments effective April 29, 2002.

Please retain this letter in your files with your employment contract.

/s/ CRAIG LEVRA Craig Levra Chairman and CEO	/s/ DENNIS TRAUSCH Dennis Trausch Executive Vice President

4/15/02 Date	4/15/02 Date

Note: The change in salary does not impact any other benefits currently provided for in the current employment contract.

E-5